Exhibit 8.1
                                                                     -----------

Subsidiary                                       Jurisdiction of Formation
----------                                       -------------------------

Golar Gas Holding Company Inc.                   Republic of Liberia

Golar Maritime (Asia) Inc.                       Republic of Liberia

Gotaas-Larsen Shipping Corporation               Republic of Liberia

Oxbow Holdings Inc.                              British Virgin Islands

Faraway Maritime Shipping Inc.
    (60% ownership)                              Republic of Liberia

Golar LNG 2215 Corporation                       Republic of Liberia

Golar LNG 1444 Corporation                       Republic of Liberia

Golar LNG 1460 Corporation                       Republic of Liberia

Golar LNG 2220 Corporation                       Republic of Liberia

Golar International Ltd.                         Republic of Liberia

Golar Maritime Services Inc.                     Philippines

Golar Maritime Services, S.A.                    Spain

Gotaas-Larsen International Ltd.                 Republic of Liberia

Golar Management Limited                         Bermuda

Golar Maritime Limited                           Bermuda

Aurora Management Inc.
     (90% ownership)                             Republic of Liberia

Golar Management (UK) Limited                    United Kingdom

Golar Freeze (UK) Limited                        United Kingdom

Golar Khannur (UK) Limited                       United Kingdom

Golar Gimi (UK) Limited                          United Kingdom

Golar Hilli (UK) Limited                         United Kingdom

Golar Spirit (UK) Limited                        United Kingdom

03849.0004 #414014